SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 29, 2004

Commission file number: 333-46607-12	Commission file number: 333-46607

Werner Holding Co. (PA), Inc. (Exact name of co-registrant as specified in charter)	Werner Holding Co. (DE), Inc. (Exact name of co-registrant as specified in charter)

Pennsylvania (State or other jurisdiction of incorporation)	25-0906895 (IRS employer identification no.)	Delaware (State or other jurisdiction of incorporation)	25-1581345 (IRS employer identification no.)

93 Werner Rd. Greenville, PA (Address of principal executive offices)	16125 (Zip Code)	1105 North Market St., Suite 1300 Wilmington, DE (Address of principal executive offices)	19899 (Zip Code)

(724) 588-2550 (Co-registrant’s telephone number, including area code)	(302) 478-5723 (Co-registrant’s telephone number, including area code)

     The co-registrants are Werner Holding Co. (PA), Inc., a Pennsylvania corporation and Werner Holding Co. (DE), Inc., a Delaware corporation and the wholly owned subsidiary of Werner Holding Co. (PA), Inc. Werner Holding Co. (PA), Inc. has no substantial operations or assets other than its investment in Werner Holding Co. (DE), Inc.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 30, 2004, Werner Holding Co. (PA), Inc. and Werner Holding Co. (DE), Inc. (collectively, the “Company) filed a Form 8-K with respect to the departure of its President and Chief Executive Officer, Dennis G. Heiner, and the appointment of an Interim President and Chief Executive Officer, Dana R. Snyder. The Company stated it would amend its Current Report on Form 8-K when the material terms of the various agreements concerning the departure of Mr. Heiner and engagement of Mr. Snyder were available. The Company is filing this amendment to its Form 8-K to satisfy this obligation. Attached as Exhibit 10.1 is the consulting service agreement executed between the Company and DRS Consulting, Inc. governing the engagement of Mr. Snyder as Interim President and Chief Executive Officer. Attached as Exhibit 10.2 is the separation agreement and release between the Company and Mr. Heiner.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.
10.1	Consulting Service Agreement dated as of September 30, 2004 between DRS Consulting, Inc. and Werner Holding Co. (PA), Inc.

10.2	Separation Agreement and Release dated as of October 19, 2004 between Dennis G. Heiner, Werner Holding Co. (PA), Inc. and Werner Co.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WERNER HOLDING CO. (PA), INC.
Date: October 29, 2004	By:	/s/ Larry V. Friend
Larry V. Friend
Vice President, Chief Financial Officer and Treasurer

WERNER HOLDING CO. (DE), INC.
Date: October 29, 2004	By:	/s/ Larry V. Friend
Larry V. Friend
Vice President, Chief Financial Officer and Treasurer

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